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                                                                    EXHIBIT 21.1

                       Subsidiaries of Corixa Corporation


Coulter Pharmaceutical, Inc., a Delaware corporation

Coulter Pharma Belgium, SA, a Belgian corporation

Corixa UK Limited, a United Kingdom corporation